Exhibit 4

      SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam American Government Income Fund
 -- Class A Shares
Fiscal period ending: September 30, 1997
Inception date (if less than 10 years of performance):


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $1,000    $1,000       $1,000

ERV =  Ending Redeemable Value   $1,042.70 $1,261.47    $2,003.42

T   =  Average Annual
       Total Return              4.27%       4.76 %      7.20%*

              *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $8,511,737

Expenses                         $1,168,247

Reimbursement                    $0

Average shares                   180,758,809

NAV                              $8.65

Sales Charge                     4.75 %

POP                              $9.08

Yield at POP                     5.43 %

      SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam American Government Income Fund
  -- Class B Shares
Fiscal period ending: September 30, 1997
Inception date (if less than 10 years of performance):


TOTAL RETURN

Formula  --  Average Annual Total Return:    ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year      5 Years   10 Years*

P   =  Initial Investment        $1,000      $1,000     $1,000

ERV =  Ending Redeemable Value   $1,037.23   $1,253.44  $1,933.99

T   =  Average Annual
       Total Return               3.72%        4.62%     6.82%*

              *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $166,625

Expenses                         $ 43,149

Reimbursement                    $0

Average shares                   3,531,752

NAV                              $8.61

Maximum Contingent Deferred
    Sales Charge                 5.0%

Yield at NAV                     4.92%

      SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam American Government Income Fund
   -- Class M Shares
Fiscal period ending: September 30, 1997
Inception date (if less than 10 years of performance):


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $1,000    $1,000       $1,000

ERV =  Ending Redeemable Value   $1,059.08 $1,264.73    $1,974.34

T   =  Average Annual
       Total Return              5.91%      4.81%         7.04%*

              *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $6,309

Expenses                         $1,140

Reimbursement                    $0

Average shares                   133,854

NAV                              $8.66

Sales Charge                     3.25%

POP                              $8.95

Yield at POP                     5.23%